Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-238901) of Donaldson Company, Inc. of our report dated June 18, 2026, relating to the financial statements and supplemental schedule of Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan, which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.

BDO USA, P.C.
Grand Rapids, Michigan

June 18, 2026